SCHEDULE 14A

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities and Exchange Act of 1934
(Amendment No.      )

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    [X] Definitive Proxy Statement
    [   ] Definitive Additional Materials
    [   ] Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Meridian Diagnostics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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MERIDIAN DIAGNOSTICS, INC. dba MERIDIAN BIOSCIENCE, INC.
3471 River Hills Drive
Cincinnati, Ohio 45244

Notice of Annual Meeting
and Proxy Statement

Dear Shareholder:

Our annual shareholders’ meeting will be held at 3:00 p.m. on January 23, 2001 at The Phoenix, 812 Race Street, Cincinnati, Ohio. We hope you will attend. At the meeting, you will hear a report on our operations and have a chance to meet your directors and executives.

This booklet includes the formal notice of the meeting and the proxy statement. The proxy statement tells you more about the agenda and procedures for the meeting. It also describes how the Board operates and gives personal information about our director candidates.

We want your shares to be represented at the meeting. I urge you to complete, sign, date, and return your proxy card promptly in the enclosed envelope.

Sincerely yours,

/s/ William J. Motto

William J. Motto
Chairman of the Board

December 19, 2000
NOTICE OF ANNUAL MEETING
OF
SHAREHOLDERS OF MERIDIAN DIAGNOSTICS, INC. dba MERIDIAN BIOSCIENCE, INC.
Time:
         3:00 p.m., Eastern Time
Date:
          January 23, 2001
Place:
          The Phoenix
          812 Race Street
          Cincinnati, Ohio
Purpose:
  Elect directors
  Approve company name change
  Amend 1996 Stock Option Plan
  Ratify appointment of Arthur Andersen LLP as the Company's independent public accountants for fiscal year 2001
  Conduct other business if properly raised

        Only shareholders of record on December 1, 2000 may vote at the meeting. The approximate mailing date of this Proxy Statement and accompanying Proxy Card is December 20, 2000.

Your vote is important. Please complete, sign, date, and return your proxy card promptly in the enclosed envelope.

/s/ Melissa Lueke

Melissa Lueke
Acting Secretary

December 19, 2000

GENERAL INFORMATION

Who may vote

Shareholders of Meridian, as recorded in our stock register on December 1, 2000, may vote at the meeting. As of that date, Meridian had 14,597,614 shares of Common Stock outstanding.

How to vote

You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting. >

How proxies work

Meridian’s Board of Directors is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. You may vote for all, some, or none of our director candidates. You may also vote for or against the other proposals or abstain from voting. >

If you sign and return the enclosed proxy card but do not specify how to vote, we will vote your shares in favor of our director candidates, in favor of the company name change, in favor of amending the 1996 Stock Option Plan and in favor of the ratification of Arthur Andersen LLP as the Company’s independent public accountants for fiscal year 2001.

If any other matters come before the meeting or any adjournment, each proxy will be voted in the discretion of the individuals named as proxies on the card.

You may receive more than one proxy or voting card depending on how you hold your shares. Shares registered in your name are covered by one card. If you hold shares through someone else, such as a stockbroker, you may get material from them asking how you want to vote.

Revoking a proxy

You may revoke your proxy before it is voted by submitting a new proxy with a later date, by voting in person at the meeting, or by notifying Meridian’s Secretary in writing at the address under “Questions?” on page 12.

Quorum

In order to carry on the business of the meeting, we must have a quorum. This means at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person.

Votes needed

The six director candidates receiving the most votes will be elected to fill the seats on the Board.

Approval of the company name change requires the affirmative vote of the holders of two-thirds of the issued and outstanding common shares. Accordingly, abstentions from voting and broker non-votes will have the effect of a vote against this proposal. Approval of the amendment to the 1996 Stock Option Plan to increase the authorized number of shares for issuance and ratification of appointment of accountants requires the favorable vote of a majority of the votes cast. Only votes for or against these proposals count.

Other Matters

Any other matters considered at the meeting, including adjournment, will require the affirmative vote of a majority of shares voting.

ELECTION OF DIRECTORS

(Item 1 on the Proxy Card)

The Board has nominated the director candidates named below.

The Board of Directors oversees the management of the Company on your behalf. The Board reviews Meridian’s long-term strategic plans and exercises direct decision-making authority in key areas, such as choosing the Chief Executive Officer, setting the scope of his authority to manage the Company’s business day to day, and evaluating management’s performance.

The Board is nominating for election all of the following current directors: James A. Buzard, John A. Kraeutler, Gary P. Kreider, William J. Motto, David C. Phillips, and Robert J. Ready. Mr. Phillips was appointed to the Board in October 2000.

Proxies solicited by the Board will be voted for the election of these nominees. All directors elected at the Annual Meeting will be elected to hold office until the next annual meeting. In voting to elect directors, shareholders are entitled to cumulate their votes and to give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by the shareholder, or to distribute their votes on the same principle among as many candidates as the shareholder sees fit. In order to invoke cumulative voting, notice of cumulative voting must be given in writing by a shareholder to the President, a Vice President or the Secretary of Meridian not less than 48 hours prior to the Annual Meeting. The proxies solicited include discretionary authority to cumulate their votes.

Four of our six nominees are not Meridian employees. Only non-employee directors serve on Meridian’s Audit and Compensation committees. All Meridian directors are elected for one-year terms. Personal information on each of our nominees is given below.

Board meetings last year: 5
Actions in writing last year: 1

If a director nominee becomes unavailable before the election, your proxy card authorizes us to vote for a replacement nominee if the Board names one.

Nominees receiving the highest number of votes cast for the positions to be filled will be elected.

The Board recommends you vote FOR each of the following candidates:

James A. Buzard, Ph.D.        James A. Buzard, Ph.D. serves as Chairman of the
Age 73                        Compensation Committee.  From March 1981 until
Director since 1990           December 1989, he was Executive Vice President of
                              Merrell Dow Pharmaceuticals Inc.  From December
                              1989 until his retirement in February 1990, he was
                              Vice President of Marion Merrell Dow, Inc.  He
                              has been a business consultant since February 1990.
----------------------------- --------------------------------------------------

John A. Kraeutler             John A. Kraeutler has more than 20 years of
Age 52                        experience in the medical diagnostics industry and
Director since 1997           joined the Company as Executive Vice President
                              and Chief Operating Officer in January 1992.
                              In July 1992, Mr. Kraeutler was named President of
                              the Company.  Before joining Meridian, Mr.
                              Kraeutler served as Vice President, General
                              Manager for a division of Carter-Wallace, Inc.
                              Prior to that, he held key marketing and technical
                              positions with Becton, Dickinson and Company and
                              Organon, Inc.
----------------------------- --------------------------------------------------

Gary P. Kreider, Esq.         Gary P. Kreider has been a Senior Partner of the
Age 62                        Cincinnati law firm of Keating, Muething &
Director since 1991           Klekamp, P.L.L., counsel to the Company, since
                              1975.  He is also an Adjunct Professor of Law in
                              securities at the University of Cincinnati College
                              of Law.
----------------------------- --------------------------------------------------

William J. Motto              William J. Motto has more than 25 years of
Age 59                        experience in the pharmaceutical and diagnostics
Director since 1977           products industries, is a founder of the Company
                              and has been Chairman of the Board since 1977.
                              Before forming the Company, Mr. Motto served in
                              various capacities for Wampole Laboratories, Inc.,
                              Marion Laboratories, Inc. and Analytab Products,
                              Inc., a division of American Home Products Corp.
----------------------------- --------------------------------------------------
David C. Phillips             David C. Phillips spent 32 years with Arthur
Age 62                        Andersen LLP.  His service with this firm included
Director since October 2000   several managing partner leadership positions.
                              After retiring from Arthur Andersen in 1994,
                              Mr. Phillips became Chief Executive Officer of
                              Downtown Cincinnati, Inc., which is responsible
                              for economic revitalization of Downtown
                              Cincinnati.  Mr. Phillips retired from DCI in 1999
                              to devote full time to Cincinnati Works, Inc., an
                              organization dedicated to reducing the number of
                              people living below the poverty level by assisting
                              them to strive towards self-sufficiency through
                              work.
----------------------------- --------------------------------------------------
Robert J. Ready               Robert J. Ready serves as Chairman of the Audit
Age 60                        Committee.  In 1976, Mr. Ready founded LSI
Director since 1986           Industries, Inc., Cincinnati, Ohio, which
                              engineers, manufactures and markets commercial/
                              industrial lighting and graphics products, and has
                              served as its President and Chairman of its Board
                              of Directors since that time.

--------------------------------------------------------------------------------

COMPANY NAME CHANGE

(Item 2 on the Proxy Card)

You are being asked to approve an amendment to The Company’s Articles of Incorporation that will change the Company’s official name to Meridian Bioscience, Inc. from Meridian Diagnostics, Inc. To accomplish this name change, the Board proposes to amend the first Article of the Articles of Incorporation to read as follows:

FIRST: The name of the Corporation is Meridian Bioscience, Inc.

The Board believes that the corporate name Meridian Bioscience, Inc. better reflects the Company’s expanding capabilities in bioscience, research reagent development and other services that will enable the discovery and realization of new pharmaceuticals, vaccines and diagnostics. In addition, the Company’s Nasdaq trading symbol will be changed from KITS to VIVO in the near future. The symbol KITS has served well, however, it is now far too limiting in suggesting Meridian is only a diagnostic test kit company. VIVO suggests life and indeed Meridian will be engaged in a broad range of life science business opportunities in the future, including diagnostics.

It will not be necessary for you to surrender your share certificates upon approval of the proposed name change. Rather, when share certificates are presented for transfer, new share certificates bearing the name Meridian Bioscience, Inc. will be issued.

Adoption of the proposed amendment to the Articles of Incorporation requires the affirmative vote of the holders of two-thirds of the issued and outstanding common shares. Accordingly, abstentions from voting and broker non-votes will have the effect of a vote against the proposed amendment. The Board recommends a vote FOR the proposed amendment.

APPROVAL OF AMENDING AND RESTATING THE COMPANY'S 1996 STOCK OPTION PLAN

(Item 3 on the Proxy Card)

The Board is recommending that the Company’s 1996 Amended and Restated Stock Option Plan be amended to provide 500,000 additional shares available for issuance. This plan was adopted at the 1997 Annual Shareholder’s Meeting. It was amended and restated at the 1999 Annual Shareholders Meeting to, among other things, increase the number of shares available for issuance from 200,000 to 700,000. With the continued growth of the Company and the passage of time, nearly all of the 700,000 shares provided by the Plan have been subjected to options. The Board considers it advisable to have an additional 500,000 shares available for issuance in order to provide awards that are designed to attract and retain key employees. If approved, this amendment would increase the maximum available shares from 700,000 to 1,200,000. The closing sale price for Meridian on Nasdaq on December 8, 2000 was $5.56 per share.

A committee established by the Board administers the Plan. The Committee evaluates the duties of employees and their present and potential contributions to the Company and such other factors as it deems relevant in determining key persons to whom options will be granted and the number of shares covered by such grants. All employees of the Company are eligible to be considered by the Committee for the grant of options.

The Plan provides that all options are to be granted with exercise prices of not less than 95% of the last closing sale price of the Common Stock reported prior to the date of grant. Options may be granted for varying periods of up to ten years. Options may be granted either as Incentive Stock Options designed to provide certain tax benefits under the Internal Revenue Code or as Non-Qualified Options without such benefits. However, persons who beneficially own 10% or more of the Company’s outstanding Common Stock may not be granted incentive options for terms exceeding five years and the exercise prices of such options must be at least 110% of market value at the time of grant.

The right to exercise options vests according to a schedule determined at the time of grant which generally is at the rate of 25% per year commencing on the first anniversary of the date of grant, with this right to exercise cumulative to the extent not utilized in prior periods. Options granted under the Plan will not become exercisable until one year from the date of grant. The committee is empowered to grant options with different vesting provisions. Options may be exercised for cash or for the Company common stock at its fair market value. If the employment of a person holding an option is terminated for any reason other than death, total permanent disability or retirement, the option terminates.

Persons who receive options incur no federal income tax liability at the time of grant.

Persons exercising Non-Qualified Options recognize taxable income and the Company has a tax deduction at the time of exercise to extent of the difference between market price on the day of exercise and the exercise price.

Persons exercising Incentive Stock Options do not recognize taxable income until they sell the stock. Sales within two years of the date of grant or one year of the date of exercise result in taxable income to the holder and a deduction for the Company, both measured by the difference between the market price at the time of sale and the exercise price. Sales after such period are treated as capital transactions to the holder and the Company receives no deduction.

The affirmative vote of a majority of votes cast at the meeting also is required to approve the adoption of this proposal.

RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

(Item 4 on the Proxy Card)

Although not required, the Board is seeking shareholder ratification of its selection of Arthur Andersen LLP as the Company’s independent public accountants for fiscal 2001. The affirmative vote of a majority of shares voting at the meeting is required for ratification. If ratification is not obtained, the Board intends to continue the employment of Arthur Andersen LLP at least through fiscal 2001. Representatives of Arthur Andersen LLP are expected to be present at the Shareholders’ Meeting and will be given an opportunity to make a statement, if they so desire, and to respond to appropriate questions that may be asked by shareholders.

DIRECTOR COMPENSATION

Non-employee directors of Meridian receive $12,000 per year for serving as a director and as members of committees of the Board. They also receive $1,000 for each director or committee meeting attended, except if a committee meeting occurs on the same day as a directors’ meeting and then the committee meeting fee is $800. They receive $500 for each director or committee meeting held by telephone. Committee chairmen receive an additional $500 for each committee meeting held. Each non-employee director is also granted a non-qualified option to purchase 2,317 shares of Common Stock at the time of election or re-election to the Board of Directors, with the exercise price being the closing sale price on Nasdaq reported immediately prior to the date of grant. Directors who are employees of Meridian are not separately compensated for serving as directors.

BOARD COMMITTEES

The Board appoints committees to help carry out its duties. In particular, Board committees work on key issues in greater detail than would be possible at full Board meetings. Each committee reviews the results of its meetings with the full Board. The Board of Directors does not have a nominating committee or executive committee.

The Audit Committee is responsible for reviewing the Company’s internal accounting operations. It also recommends the employment of independent accountants and reviews the relationship between the Company and its outside accountants. The Audit Committee’s charter is included in this Proxy Statement as Appendix I.

Meetings last year: 5
Actions in writing last year: 0

REPORT OF THE AUDIT COMMITEE

Meridian's Audit Committee is composed of Messrs. Ready (Chairman), Buzard and Kreider. All of the members of the Committee meet the NASD standards for independence and financial literacy.

In November 1999, the Committee adopted the Audit Committee Charter, which is attached to this Proxy Statement as Appendix I. The Charter outlines the activities and responsibilities of the Committee. In November 1999, the Committee reviewed with representatives of Arthur Andersen LLP the results of the audit of the Company’s financial statements that had been completed by the independent public accountants for fiscal 1999. The Arthur Andersen representatives presented a report to the Committee in compliance with Statement on Auditing Standards No. 61, as amended. At that meeting, Arthur Andersen presented a letter affirming its independent status as accountants as required by Independence Standards Board Standard No. 1. The Committee discussed this information with Arthur Andersen. The Committee recommended that the Company retain Arthur Andersen as the Company’s independent public accountants for fiscal 2000.

In August 2000, the Committee met with representatives of Arthur Andersen and the Company’s internal accountants and reviewed with them the outline of the audit for fiscal 2000. The Committee also discussed the fee arrangements with Arthur Andersen and areas that warranted particular concentration on the audit. At that meeting, the Committee also discussed its Charter and its implementation and reviewed its requirements with the representatives of Arthur Andersen and Meridian’s internal accounting staff. In addition, the Committee recommended the engagement of Arthur Andersen as the Company’s independent public accountants for fiscal 2001. They also discussed with the Arthur Andersen representatives, without the presence of the Company’s accountants or other members of management, the adequacy of the Company’s accounting functions, personnel and other matters related to the Company’s financial reporting procedures.

At its meeting in November 2000, the Committee reviewed with management, Arthur Andersen and the Company’s accounting officers the results of the audit for fiscal 2000, including the audited financial statements. The Committee reviewed the requirements of its Charter previously adopted and the reports that were required to be disclosed by the Committee in this Proxy Statement. The Arthur Andersen representatives reviewed with the Committee written disclosures required by the Independence Standards Board Standard No. 1 regarding independence of the public accountants and presented a letter regarding that matter to the Committee.

Relying upon the discussions and reviews described above, the Committee recommended to the Board of Directors that the audited financial statements of Meridian be included in its Annual Report on Form 10-K for the year ended September 30, 2000 for filing with the Securities and Exchange Commission.

Respectfully submitted,

Audit Committee

Robert J. Ready (Chairman)
James A. Buzard
Gary P. Kreider

The Compensation Committee is responsible for establishing compensation for management and administering the Company’s stock option plans.

Meetings last year: 4
Actions in writing last year: 2

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Report of the Compensation Committee

Meridian’s Compensation Committee is composed of Messrs. Buzard (Chairman), Kreider and Ready. The Compensation Committee is responsible for establishing compensation for executive officers, establishing salary levels and bonus plans, making bonus awards and otherwise dealing in all matters concerning compensation of the executive officers and awarding stock options for all employees.

At its meeting in August 1999, the Committee set the salaries for the executive officers for fiscal 2000 as shown in the Summary Compensation Table. The Committee had available to it in establishing executive salaries the recommendations of management with respect to overall staff level compensation for the coming fiscal year for the Company, as well as a summary of studies supplied to the Committee by Meridian personnel and members of the Committee. The Committee took into account these considerations plus the financial performance of the Company during fiscal 1999 in establishing salary levels. It determined the compensation for the Chief Executive Officer in the same manner it did for its other executive officers. The Committee also recommended that Meridian’s bonus plan covering fiscal 2000 be amended by adding an additional earnings target level, which would provide for additional bonus compensation should those target levels be met. The Committee met without the Company’s management in making its decisions. At its meeting in November 1999, the Committee awarded stock options pursuant to the Company’s Stock Option Plan to various employees including the stock options to executive officers listed elsewhere in this Proxy Statement.

At its meeting in November 2000, the Committee reviewed Meridian’s financial results against the terms of the bonus plan established for fiscal 2000 and confirmed management’s recommendations as to the earnings targets reached as set forth in the plan. The Committee also approved a personal achievement rating schedule for the participants in the bonus plan. These awards are reflected in the Summary Compensation Table.

Respectfully submitted,

Compensation Committee

James A. Buzard (Chairman)
Robert J. Ready
Gary P. Kreider

PRINCIPAL SHAREHOLDER

The following person is the only shareholder known by the Company to own beneficially 5% or more of its outstanding Common Stock as of December 1, 2000:

                                Amount and Nature of                Percent
  Name of Beneficial Owner      Beneficial Ownership               of Class
  ------------------------      --------------------               --------
  William J. Motto                    4,619,261                      31.6%

The business address of Mr. Motto is 3471 River Hills Drive, Cincinnati, Ohio 45244.

The shares of Common Stock reported as beneficially owned by Mr. Motto include 613,117 shares held by his three children as trustees of various trusts, 51,646 shares held by the William J. Motto Family Charitable Remainder Unitrust and 15,000 shares subject to options exercisable within 60 days.

DIRECTORS AND EXECUTIVE OFFICERS

This table lists the executive officers and directors of Meridian and shows how much common stock each owned on December 1, 2000.

                                                             Common Stock
                                                         Beneficially Owned
                                                        ------------------------
     Name and Age                Position               Amount(1)     Percentage
------------------------  ----------------------------  -----------   ----------
William J. Motto          Chairman of the Board of       4,619,261(2)  31.6%
59                        Directors, Chief Executive
                          Officer
John A. Kraeutler         President, Chief Operating
52                        Officer and Director             212,467      1.4%
Antonio A. Interno(3)     Senior Vice President            372,585      2.5%
50
Richard L. Eberly(4)      Executive Vice President,
39                        Sales, Marketing  and
                          Operations                        22,125        *
Kenneth J. Kozak(5)       Vice President, Research
46                        and Development                    3,659        *
James A. Buzard, Ph.D.(6)
73                        Director                          24,076        *
Gary P. Kreider(6)
62                        Director                          39,901(7)     *
Robert J. Ready(6)
60                        Director                          26,781        *
David C. Phillips
62                        Director                           1,000(8)     *
                                                         ---------     -----
All Executive Officers                                   5,321,855     35.6%
and Directors as a Group
  Includes options exercisable within 60 days from Mr. Motto of 15,000 shares, Mr. Kraeutler of 210,273 shares, Mr. Interno of 58,616 shares, Mr. Eberly of 22,025 shares, Mr. Kozak of 3,350 shares, Mr. Buzard of 20,318 shares, Mr. Kreider of 16,221 shares, and Mr. Ready of 20,318 shares.
  See description of Common Stock ownership contained under "Principal Shareholder."
  Antonio A. Interno was appointed as a Vice President in August 1991 and appointed a Senior Vice President in September 1997. He has been Managing Director of the Company's European subsidiary, Meridian Diagnostics Europe since February 1990. Prior to that time, he was the marketing manager for Diagnostics International Distribution SPA, a major Italian diagnostics distributor.
  Richard L. Eberly was appointed Vice President of Sales and Marketing on January 10, 1997 and appointed an Executive Vice President in May 2000. He has over 12 years of experience in the medical diagnostic industry and joined the Company in January 1995. Prior to his appointment to Vice President of Sales and Marketing, Mr. Eberly served as the Director of Sales for the Company. Before joining Meridian he held key sales and marketing positions at Abbott Diagnostics.
  Kenneth J. Kozak joined the Company in October 1987 and was appointed Vice President, Research and Development, on May 17, 1999. Prior to this appointment, Mr. Kozak served as Director of Product Development for the Company. Before joining Meridian, Mr. Kozak held a variety of positions at the University of Cincinnati College of Medicine.
  Audit Committee Member and Compensation Committee Member.
  Includes 145 shares held directly by his wife and 9,364 shares held by trusts of which Mr. Kreider is trustee and a beneficiary. Also includes Meridian debentures convertible into 1,615 shares.
  Shares held by family trust.

* Less than one percent.

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16 of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership. Mr. Motto filed his Form 5 with the Securities and Exchange Commission one day past due its November 14, 2000 filing deadline. In addition, Mr. Kozak was late in filing his December 1999 Form 4. Such Form 4 will be filed with the SEC in December 2000. Based on a review of the copies of such other forms received by it, the Company believes that during the last fiscal year, all of its executive officers, directors and ten percent stockholders complied with the Section 16 reporting requirements except as noted above.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Gary P. Kreider, who is a member of the Compensation Committee, is a senior partner of Keating, Muething & Klekamp, P.L.L., Cincinnati, Ohio, a law firm that provided legal services to Meridian in fiscal 2000.

                           SUMMARY COMPENSATION TABLE

                                            Annual Compensation
                            ---------------------------------------------------
                                                        Securities   All Other
Name and                                                Underlying  Compensation
Principal Position           Year   Salary     Bonus      Options         (1)
---------------------------  ----   ------   --------     -------   ------------

William J. Motto             2000  $371,000  $104,344     20,000      $43,908
Chairman of the Board of     1999   355,000   144,813          -       41,139
Directors, Chief Executive   1998   338,000         -          -       29,312
Officer

John A. Kraeutler            2000  $280,400  $ 75,544     50,000      $31,401
President, Chief Operating   1999   267,900   111,738     50,000       25,121
Officer                      1998   255,100         -     50,000       15,635

Antonio A. Interno           2000  $200,000  $ 32,837     15,000      $16,200
Senior Vice President,       1999   210,000    59,527          -            -
Managing Director MDE        1998   200,000         -      7,000            -

Richard L. Eberly            2000  $170,000  $ 43,594     10,000      $35,813
Executive Vice President,    1999   116,000    64,150      7,500       26,028
Sales, Marketing and         1998   110,000     9,400     10,500        9,719
Operations

Kenneth J. Kozak             2000  $109,700  $ 30,853          -      $23,589
Vice President, Research
and Development

(1)  Amounts  accrued  under the Company's  Savings and  Investment  Plan.  Also includes certain  education  related  expenses,  professional  fees and car allowances,  as well as  premiums  paid  under the  Company's  Split-Dollar
     Insurance Program.  Under this Program, the Company has purchased insurance policies  on the lives of Mr.  Motto,  Mr.  Kraeutler,  Mr.  Eberly and Mr.
     Kozak.  These individuals are responsible for a portion of the premiums and the Company pays the remainder. Upon the death of any of these individuals, the Company will receive that portion of the benefits  paid that equals the premiums  paid by the Company on the  respective  policy.  The  beneficiary named by the decedent will receive the remainder of the death benefits. The premiums  paid to the insurer  under these  policies  for the fiscal  years ended  September 2000,  1999 and 1998 were $11,182,  $10,411,  and $15,033, respectively,  for Mr. Motto; $7,422, $7,058, and $5,791, respectively, for
     Mr. Kraeutler;  $2,487, $755, and $596,  respectively,  for Mr. Eberly; and
     $13,211 for Mr. Kozak for the fiscal year ended  September  30, 2000.

     Todd Motto,  the adult son of William J. Motto,  is Director  International
     Marketing - MDE at Meridian.  Todd Motto received  $83,196 in  compensation for fiscal 2000.

                        OPTION GRANTS IN LAST FISCAL YEAR
                        ---------------------------------

                                 % of Total
                     Number of      Options                                 Potential Realized Value
                    Securities   Granted to                                     at Assumed Annual
                    Underlying    Employees                                       Rates of Price
                     Options      in Fiscal   Exercise Price   Expiration          Appreciation
        Names        Granted         2000     ($/Per Share)      Date            for Option Term
-----------------  -----------   ----------   -------------    ----------   ------------------------
                                                                                 5%           10%
                                                                            ---------     ----------
Willam J. Motto         20,000        12.5%      $8.663        11/18/04     $ 282,206     $ 449,366
John A. Kraeutler       50,000        31.3%       7.875        11/18/09       641,377     1,021,286
Antonio A. Interno      15,000         9.4%       7.875        11/18/09       192,413       306,386
Kenneth J. Kozak             -            -           -               -             -             -
Richard L. Eberly       10,000         6.3%       7.875        11/18/09       128,275       204,257

         FISCAL 2000 OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES
         --------------------------------------------------------------

                                                              Number of Securities    Value of Unexercised
                                                            Underlying Unexercised  In-the-Money Options at
                      Shares Acquired                          Options at FY-End             FY-End
          Name          on Exercise     Value Realized   Exercisable/Unexercisale  Exercisable/Unexercisable
--------------------  ---------------   --------------   ------------------------  -------------------------

William J.  Motto               -                   -        15,000 / 15,000                 $ - / $ -
John A.  Kraeutler              -                   -       210,273 / 91,800             331,700 / 28,125
Antonio A.  Interno       154,702         $ 1,027,253        58,616 / 13,500              75,914 / -
Richard L. Eberly               -                   -        22,025 / 16,500               4,519 / 8,072
Kenneth J. Kozak              309               $ 640          3,350 / 7,000                 718 / 2,153

PERFORMANCE GRAPH

      The following graph shows the yearly percentage change in Meridian's cumulative total shareholder return on its Common Stock as measured by dividing the sum of (A) the cumulative amount of dividends, assuming dividend reinvestment during the periods presented and (B) the difference between Meridian's share price at the end and the beginning of the periods presented; by the share price at the beginning of the periods presented with the Wilshire 5000 Equity Index and a Peer Group Index. The Peer Group consists of Biomerica, Inc., Biosite Diagnostics, Inc., Diagnostic Products Corp., Hemagen Diagnostics, Inc., Hycor Biomedical, Inc., Idexx Laboratories Corp., Neogen Corp., Quidel Corp., Sybron International and Trinity Biotech Plc.

SHAREHOLDER PROPOSALS FOR NEXT YEAR

        The deadline for shareholder proposals to be included in the Proxy Statement for next year’s meeting is August 19, 2001.

        The form of Proxy for this meeting grants authority to the designated proxies to vote in their discretion on any matters that come before the meeting except those set forth in the Company’s Proxy Statement and except for matters as to which adequate notice is received. In order for a notice to be deemed adequate for the 2002 Annual Shareholders’ Meeting, it must be received prior to November 3, 2001. If there is a change in the anticipated date of next year’s annual meeting or these deadlines by more than 30 days, we will notify you of this change through our Form 10-Q filings.

        Meridian’s Code of Regulations provides that only persons nominated by an officer, director or in writing by a shareholder at least five days prior to the meeting at which directors are to be selected shall be eligible for election.

QUESTIONS?

        If you have questions or need more information about the annual meeting, write to:

         Melissa Lueke, Acting Secretary
         Meridian Diagnostics, Inc. dba Meridian Bioscience, Inc.
         3471 River Hills Drive
         Cincinnati, Ohio 45244

         or call us at (513) 271-3700.

        For information about your record holdings call the Fifth Third Bank Shareholder Services at 1-800-837-2755.

                               TABLE OF CONTENTS

AUDIT COMMITTEE CHARTER..............................................APPENDIX I
APPENDIX 1
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MERIDIAN DIAGNOSTICS, INC.
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER
I.         PURPOSE

              The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation’s auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the company’s policies, procedures and practices at all levels. The Audit Committee shall:

              Serve as an independent and objective party to monitor the corporation’s financial reporting process and internal control system.

              Review and appraise the audit efforts of the Corporation's independent public accountants and any internal auditing efforts.

              Provide an open avenue of communication among the independent public accountants, financial and senior management, any internal auditing efforts, and the Board of Directors.

              The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II         COMPOSITION

        The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors. All members of the Committee shall have a working familiarity with basic finance and accounting practices. At least one member of the Committee shall have had past employment experience in finance or accounting or a professional certification in accounting or comparable experience or background which results in that individual possessing financial sophistication.

             The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board and serve until their successors shall be duly elected and qualified. Unless a Chair is elected by the Board, the members of the Committee shall designate a Chair.

III         MEETINGS

        The Committee shall meet at least four times annually, and more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the director or coordinator of any internal auditing efforts, if applicable, or the chief financial officer and the independent public accountants in separate executive sessions to discuss any matters that the Committee or any of these groups believe should be discussed independently. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Corporation’s financials. The Committee shall maintain minutes of its meetings and activities.

IV          RESPONSIBILITIES AND DUTIES

              To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

  Review and update this Charter annually.

  Review the organization’s annual financial statements, press releases, and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants. This information should be sent to the Committee at least 24 hours before release.
Independent Accountants

  Recommend to the Board of Directors the selection of the independent public accountants, consider independence and effectiveness, and approve the fees and other compensation to be paid to the independent public accountants. On an annual basis, the Committee should ensure the receipt from the independent public accountants of their formal written statement delineating all relationships between them and the Corporation. The Committee shall, as appropriate, also discuss with the auditor any undisclosed relationships or non-accounting services rendered to the Corporation or any of its affiliates that could impact the objectivity and independence of the independent public accountants, and take, or recommend that the Board take, appropriate action to oversee the independence of the independent accountants.

  Evaluate the performance of the independent public accountants and approve any proposed discharge and hiring of the independent public accountants when circumstances warrant.

  Periodically consult with the independent public accountants out of the presence of management about internal controls, the fullness and accuracy of the organization’s financial statements, and the adequacy/capability of financial staff given the business and changes in operations.

  Review with the independent public accountants and the coordinator of any internal audit efforts the coordination of audit work to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

Financial Reporting Processes

  Meet with the independent accountants and the appropriate company financial staff to plan the scope of each audit prior to commencement of each audit process.

  In consultation with the independent public accountants and any internal auditors, review the integrity of the organization’s financial reporting processes, both internal and external.

  Consider the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

  Advise financial management and the independent public accountant that they are expected to provide a timely analysis of significant current financial reporting issues and practices. Consider and approve, if appropriate, major changes to the Corporation’s auditing and accounting principles and practices as suggested by the independent accountants, management, or any internal auditing efforts as developed by the Committee.

  Continue the process of reporting to the Audit Committee by each of management and the independent public accountants regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

Process Improvement

  Following completion of the annual audit, review separately with each of management and the independent public accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

  Review and appraise any significant disagreement among management and the independent public accountants in connection with the preparation of the financial statements.

  Consider and review with the independent public accountant and the coordinator of any internal audit efforts:

  The adequacy of the Corporation's internal controls including computerized information system controls and security.

  Related findings and recommendations of the independent public accountant and the coordinator of any internal audit efforts together with management’s responses.

  Review with the independent public accountants, the coordinator of any internal auditing efforts and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. This review should be conducted at an appropriate time after implementation of changes or improvements, as decided by the Committee.

  Review specifically all repeat audit points and recommendations not implemented from prior audits.

Ethical and Legal Compliance

  Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

  Review management’s monitoring of the Corporation’s compliance with the organization’s Ethical Code, and ensure that management has the proper review system in place to ensure that the Corporation’s financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

  Review activities, organizational structure, and qualifications of any audit efforts.

  Review, with the organization’s counsel, legal compliance matters including, without limitation, corporate securities trading and foreign corrupt practices act policies.

  Review with the organization's counsel, any legal or regulatory matter that could have a significant impact on the organization's financial statements.

  Perform any other activities consistent with this Charter, the Corporation’s By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

Footnote:

        The following items are not included above which the Committee may want to consider:

        (1) Review policies and procedures with respect to officers’ expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the internal auditor or the independent public accountant.

        (2) Prepare a letter for inclusion in the annual report that describes the Committee’s composition and responsibilities, and how they were discharged.

MERIDIAN DIAGNOSTICS, INC. dba MERIDIAN BIOSCIENCE, INC.

PROXY FOR ANNUAL MEETING

        The undersigned hereby appoints WILLIAM J. MOTTO and MELISSA LUEKE, or either of them, proxies of the undersigned, each with the power of substitution, to vote cumulatively or otherwise all shares of Common Stock which the undersigned would be entitled to vote on the matters specified below and in their discretion with respect to such other business as may properly come before the Annual Meeting of Shareholders of Meridian Diagnostics, Inc. to be held on January 23, 2001 at 3:00 P.M. Eastern Time at The Phoenix, 812 Race Street, Cincinnati, Ohio or any adjournment of such Annual Meeting.

                   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS:

1.       Authority to elect as directors the six  nominees listed below.

                                               FOR _______                          WITHHOLD AUTHORITY _______

                   JAMES A. BUZARD, JOHN A. KRAEUTLER, GARY P. KREIDER, WILLIAM J. MOTTO, DAVID C. PHILLIPS,  AND ROBERT J. READY

                   WRITE THE NAME OF ANY NOMINEE(S) FOR WHOM AUTHORITY TO VOTE IS WITHHELD
                                                                                           ----------------------------------------------------------------------

2.       To amend the Articles of Incorporation to change the Company's name to Meridian Bioscience, Inc.

                                    FOR _______                    AGAINST _______                   ABSTAIN _________

3.       To amend the 1996 Stock Option Plan .

                                    FOR _______                    AGAINST _______                   ABSTAIN _________

4.       To ratify the appointment of Arthur Andersen LLP as independent public accountants for fiscal 2001.

                                               FOR _______                    AGAINST _______                   ABSTAIN _________

                   THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS UNLESS A CONTRARY CHOICE IS SPECIFIED.

                                                 (This proxy is continued and is to be signed on the reverse side)

Date
     ______________________________________________,  ________

______________________________________________________________

______________________________________________________________

Important:  Please sign exactly as name appears hereon indicating, where proper, official position or representative capacity.  In the case of joint holders, all should sign.)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS